Exhibit 4.18

AMENDMENT NO. 2 TO INVESTORS’ RIGHTS AGREEMENT

THIS AMENDMENT NO. 2 (“Amendment”) to that certain SECOND AMENDED AND RESTATED INVESTORS’RIGHTS AGREEMENT dated December 23, 2009 and as amended on April 22, 2010 (the “Agreement”), is entered into by and among the following parties on November 26, 2010:

iSoftStone Holdings Limited, a Cayman Islands exempted company (the “Company”), and

Tekventure Limited, a British Virgin Islands business company (“Tekventure”),

United Innovation (China) Limited, a British Virgin Islands business company (“UIL”),

LIU Tianwen ( ) (PRC Passport#G02295104),

FENG Yong ( ) (also known as Frank FENG) (PRC ID#110108196906281814),

the entities set forth in the Schedule of Series A Shareholders attached as Schedule 2 to the Agreement as existing holders of Series A Preference Shares of the Company (the “Series A Holders”);

the entities set forth in the Schedule of Series B Shareholders attached as Schedule 3 to the Agreement as existing holders of Series B Preference Shares of the Company (the “Series B Holders”); and

the entities set forth in the Schedule of Note Holders attached as Schedule 4 to the Agreement as holders of the Company’s Convertible Notes (the “Note Holders”).

Each of the parties hereto is individually a “Party”, and collectively “Parties”.

The terms not defined but otherwise used herein should have the same meaning as in the Agreement.

RECITALS

A.	WHEREAS, the Parties are parties to the Agreement;

B.	WHEREAS, Section 10.13 of the Agreement expressly permits the Agreement to be amended with the written consent of each of (i) the Company, (ii) Tekventure and UIL representing more than 50% of the Ordinary Shares, (iii) the Series A Holders representing more than 50% of the Series A Preference Shares, (iv) the Series B Holders representing more than 50% of the Series B Preference Shares, and (v) the Note Holders holding more than 50% of aggregate principal amount of all the Convertible Notes outstanding as of the date hereof;

C.	WHEREAS, the Parties, constituting the requisite parties and voting shares necessary to amend the Agreement, desire to amend the Agreement to reflect the changes set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the respective agreements set forth below, the Parties agree as follows:

1.1	Section 8.3 of the Agreement shall be, and hereby is, added as follows:

“8.3. This Section 8 shall terminate upon completion of a Qualified IPO.”

1.2	Section 9.5 of the Agreement shall be, and hereby is, added as follows:

“9.5. This Section 9 shall terminate upon completion of a Qualified IPO.”

1.3	All other provisions of the Agreement shall continue to be in full force and effect and continue to be valid and binding upon the parties. All references to “the Agreement” “hereof,” “hereunder” or words of like import in the Agreement and its attached Schedules and Exhibits and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to be references to the Agreement as amended by this Amendment except as is otherwise expressly stated.

1.4	This Amendment shall be governed by and construed exclusively in accordance with the laws of the State of New York, without regards to conflicts of law principles.

1.5	This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year herein above first written.

COMPANY

iSOFTSTONE HOLDINGS LIMITED

By	/s/ Tianwen Liu
Print Name: Tianwen Liu Title: Chief Executive Officer

FOUNDERS:

TEKVENTURE LIMITED		UNITED INNOVATION (CHINA) LIMITED

By	/s/ Tianwen Liu	By	/s/ Feng Yong
Print Name: Tianwen Liu Title:		Print Name: Feng Yong Title:

/s/ Tianwen Liu		/s/ Feng Yong
LIU, Tianwen ( ), as an individual		FENG, Yong ( )(also known as Frank FENG), as an individual

SIGNATURE PAGE TO iSOFTSTONE HOLDINGS LIMITED

AMENDMENT NO. 2 TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year herein above first written.

SERIES A HOLDERS:

AsiaVest Opportunities Fund IV		Infotech Ventures Cayman Company

By	/s/ T.J. Huang	By	/s/ Liu Tingru
Print Name: T. J. Huang Title: Managing Director		Print Name: Liu Tingru Title: General Partner

SIGNATURE PAGE TO iSOFTSTONE HOLDINGS LIMITED

AMENDMENT NO. 2 TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year herein above first written.

SERIES B HOLDERS:

FIDELITY ASIA VENTURES FUND L.P. By: Fidelity Asia Partners, L.P., its General Partner By: FIL Asia Ventures Limited, its General Partner		FIDELITY ASIA PRINCIPALS FUND L.P. By: Fidelity Asia Partners, L.P., its General Partner By: FIL Asia Ventures Limited, its General Partner

By	/s/ Allan Pelvang	By	/s/ Allan Pelvang
Print Name: Allan Pelvang		Print Name: Allan Pelvang
Title: Director		Title: Director

MITSUI VENTURES GLOBAL FUND		AsiaVest Opportunities Fund IV
By MVC Corporation as its general partner

By	/s/ Katsuhiko Oizumi	By	/s/ T.J. Huang
Print Name: Katsuhiko Oizumi		Print Name: T.J. Huang
Title: President & CEO		Title: Managing Director

Infotech Pacific Ventures, L.P.

By	/s/ Liu Tingru
Print Name: Liu Tingru
Title: General Partner

SIGNATURE PAGE TO iSOFTSTONE HOLDINGS LIMITED

AMENDMENT NO. 2 TO INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year herein above first written.

NOTE HOLDERS:

CSOF TECHNOLOGY INVESTMENTS		SEABRIGHT CHINA SPECIAL
LIMITED		OPPORTUNITIES FUND II, LP

By	/s/ Kiril IP	By	/s/ YING PAN
Print Name: Kiril IP		Print Name: YING PAN
Title: Director		Title: Managing Principal

ASIA VENTURES II L.P.		MITSUI VENTURES GLOBAL FUND
By MVC Corporation as its general partner

By	/s/ Allan Pelvang	By	/s/ Katsuhiko Oizumi
Print Name: Allan Pelvang		Print Name: Katsuhiko Oizumi
Title: Director		Title: President & CEO

ASIAVEST OPPORTUNITIES FUND IV		INFOTECH PACIFIC VENTURES, L.P.

By	/s/ T.J. Huang	By	/s/ Liu Tingru
Name: T.J. Huang		Name: Liu Tingru
Title: Managing Director		Title: General Partner

SIGNATURE PAGE TO iSOFTSTONE HOLDINGS LIMITED

AMENDMENT NO. 2 TO INVESTORS’ RIGHTS AGREEMENT

JINYUAN DEVELOPMENT (HONG KONG) COMPANY LIMITED		Hua Ying Management Co., Limited

By	/s/ Zhao Yongtao	By	/s/ Ping Guo
Print Name: Zhao Yongtao		Print Name: Ping Guo
Title:		Title:

SIGNATURE PAGE TO iSOFTSTONE HOLDINGS LIMITED

AMENDMENT NO. 2 TO INVESTORS’ RIGHTS AGREEMENT